EXHIBIT 99.1

                                                                   [RYLAND LOGO]
________________________________________________________________________________


NEWS RELEASE                                              The Ryland Group, Inc.
                                                                  www.ryland.com



FOR IMMEDIATE RELEASE      CONTACT:  Cathey Lowe, Senior Vice President, Finance
                                     Investor Relations   (818) 223-7530

                                     Pam Krebs, Manager, Communications
                                     Media Relations      (818) 223-7591



           RYLAND REPORTS 55.4 PERCENT INCREASE IN FIRST-QUARTER EPS,
                      INCREASES EARNINGS GUIDANCE FOR 2003

CALABASAS, Calif. (April 23, 2003) - The Ryland Group, Inc. (NYSE: RYL) today announced record results for its first quarter ended March 31, 2003, including the highest first-quarter consolidated net earnings, revenues, new orders, closings, backlog and earnings per share in its history. Highlights include:

      - Diluted earnings of $1.43 per share for the quarter ended March 31, 2003, representing an increase of 55.4 percent over the same period in the prior year

      - Revenues of $659.7 million for the quarter ended March 31, 2003, reflecting an increase of 22.3 percent over the quarter ended March 31, 2002

      - Gross profit margins from home sales of 20.8 percent for the quarter ended March 31, 2003, compared to 19.8 percent for the quarter ended March 31, 2002

      -     Record quarterly new orders of 4,260, representing an increase of
            13.4 percent over the quarter ended March 31, 2002

      - Record backlog at March 31, 2003, of 6,678 outstanding contracts, representing the highest first quarter-end backlog in the Company's history and a 14.5 percent increase over the backlog at March 31, 2002

      - A decrease in average diluted common shares outstanding of 1.7 million versus the first quarter of 2002

      - A net debt-to-capital ratio of 32.0 percent at March 31, 2003, compared to 34.1 percent at March 31, 2002.


                                     -more-
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PAGE 2
RYLAND FIRST-QUARTER RESULTS


      "The secret to Ryland's continued success is having the strongest management team in the industry and a long-term, low-risk strategy," said R. Chad Dreier, chairman, president and chief executive officer of The Ryland Group, Inc. "Additionally, we remain committed to internal growth through the strategic expansion of both current and new markets."

RECORD RESULTS HIGHLIGHT FIRST QUARTER

      The Company's consolidated net earnings for the first quarter of 2003 were $38.2 million, or $1.43 per diluted share, compared to consolidated net earnings of $26.0 million, or $0.92 per diluted share, for the first quarter of 2002.

      The Company finished the first quarter of 2003 in a strong financial position with cash and cash equivalents of $164.2 million and no borrowings outstanding against its $300.0 million revolving credit facility.

      The homebuilding segment reported its highest first-quarter pretax earnings in the Company's history at $62.9 million. This represents a 45.3 percent rise over the $43.3 million reported for the first quarter of 2002. The increase over the prior year was primarily attributable to higher closing volume and gross profit margins.

      Homebuilding revenues rose $115.3 million to $641.2 million for the first quarter of 2003, compared to the same period in the prior year. This was the result of a 4.3 percent increase in average closing price from $208,000 for the quarter ended March 31, 2002, to $217,000 for the quarter ended March 31, 2003, as well as an 18.0 percent increase in the number of closings (2,950 homes closed in the first quarter of 2003 versus 2,501 homes closed in the same quarter of 2002). Homebuilding revenues for the first quarter of 2003 included $2.0 million from land sales, compared to $4.5 million for the first quarter of 2002, which contributed net gains of $0.5 million and $1.0 million to pretax earnings in 2003 and 2002, respectively.

      New orders of 4,260 for the first quarter of 2003 represented a 13.4 percent increase, compared to new orders of 3,757 for the first quarter of 2002. The Company operated in 322 active communities at March 31, 2003, compared to 284 active communities at March 31, 2002. The Company's backlog increased by
14.5 percent to 6,678 outstanding contracts at March 31, 2003, compared to a backlog of 5,833 outstanding contracts at March 31, 2002. The dollar value of the Company's backlog at March 31, 2003, was $1,497.1 million, or an increase of
24.9 percent over that of March 31, 2002.

      "I am very pleased with Ryland's success during the first quarter," said Dreier. "We have great financial strength, a solid backlog and an increase in new communities opening around the country that leave us poised for continued success the rest of the year."


                                     -more-
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PAGE 3
RYLAND FIRST-QUARTER RESULTS


      Gross profit margins from home sales averaged 20.8 percent in the first quarter of 2003, an increase of 100 basis points over the first quarter of 2002. Selling, general and administrative expenses, as a percentage of revenue, were
10.8 percent in the first quarter of 2003 versus 11.2 percent in the first quarter of 2002. Compared to the first quarter of the previous year, interest expense decreased $0.8 million to $1.2 million in the first quarter of 2003. This was primarily due to a rise in capitalized interest, which resulted from increased development activity in a greater number of new communities, partially offset by a reduction in interest earnings on cash investments. The pretax homebuilding margin increased 160 basis points to 9.8 percent in the first quarter of 2003, compared to 8.2 percent in the first quarter of 2002.

      Corporate expenses were $11.7 million for the first quarter of 2003, compared to $8.8 million for the same period in the prior year. The rise in corporate expenses was primarily attributable to increased incentive compensation, which was due to the improvement of the financial results of the Company.

      The Company's financial services segment reported pretax earnings of $12.4 million for the first quarter of 2003, compared to $8.4 million for the same period last year, due to a 31.6 percent rise in loan sales volume, a 31.8 percent increase in origination volume and heightened profitability as a result of the recent interest rate environment. The percentage of Ryland homebuyers who chose Ryland Mortgage Company to finance their new-home purchases was 85.2 percent in the first quarter of 2003, compared to 79.6 percent in the first quarter of 2002.

      "The reason that Ryland Mortgage Company services more than 85 percent of Ryland homebuyers is that it provides excellent customer service, competitive rates and a variety of financing options," said Dreier. "Our customer satisfaction surveys show that buyers who select Ryland Mortgage and its family of title, escrow and insurance services are happier with their overall home purchases than those who choose other service providers."

STOCK REPURCHASE PROGRAM

      The Company repurchased approximately 500,000 shares of its common stock during the first quarter of 2003 and had Board authorization to purchase an additional 1.4 million shares at March 31, 2003. The Company continues to buy shares of its common stock.

NEW EARNINGS GUIDANCE

      Given its results for the first quarter of 2003, the Company anticipates earnings for the fiscal year ending December 31, 2003, will exceed $7.50 per share.

                                     -more-
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PAGE 4
RYLAND FIRST-QUARTER RESULTS


      With headquarters in Southern California, Ryland is one of the nation's largest homebuilders and a leading mortgage-finance company. The Company, which currently operates in 25 markets across the country, has built more than 205,000 homes and financed over 175,000 mortgages since its founding in 1967.

Note: Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various factors and assumptions that include such risks and uncertainties as the completion and profitability of sales reported; the market for homes generally and in areas where the Company operates; the availability and cost of land; changes in economic conditions and interest rates; an increase in raw materials and labor costs; consumer confidence; government regulation; and general economic, business and competitive factors, all or each of which may cause actual results to differ from the statements made in this press release.

                                      # # #

                     Five financial-statement pages follow.

CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
The Ryland Group, Inc. and subsidiaries
(in thousands, except share data)

                                                 THREE MONTHS ENDED MARCH 31,
                                                     2003            2002
                                                 -----------     -----------
     REVENUES
       Homebuilding                              $   641,167     $   525,940
       Financial services                             18,509          13,420
                                                 -----------     -----------

         TOTAL REVENUES                              659,676         539,360
                                                 -----------     -----------
     EXPENSES

       Homebuilding
         Cost of sales                               507,835         421,836
         Selling, general and administrative          69,305          58,755
         Interest                                      1,165           2,015
                                                 -----------     -----------
           Total homebuilding expenses               578,305         482,606

       Financial services
         General and administrative                    5,615           4,348
         Interest                                        484             720
                                                 -----------     -----------

           Total financial services expenses           6,099           5,068

       Corporate expenses                             11,653           8,770
                                                 -----------     -----------
         TOTAL EXPENSES                              596,057         496,444

     Earnings before taxes                            63,619          42,916

     Tax expense                                      25,448          16,952
                                                 -----------     -----------
    NET EARNINGS                                 $    38,171     $    25,964
                                                 ===========     ===========

    NET EARNINGS PER COMMON SHARE
           Basic                                 $      1.52     $      0.97
           Diluted                               $      1.43     $      0.92

    AVERAGE COMMON SHARES
      OUTSTANDING
           Basic                                  25,156,209      26,749,112
           Diluted                                26,632,814      28,318,346

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CONSOLIDATED BALANCE SHEETS
The Ryland Group, Inc. and subsidiaries
(in thousands, except share data)

                                                            MARCH 31,    December 31,
                                                              2003           2002
                                                           -----------   ------------
                                                           (UNAUDITED)
ASSETS
  HOMEBUILDING
    Cash and cash equivalents                              $  161,353     $  266,577
    Housing inventories
       Homes under construction                               643,998        575,794
       Land under development and improved lots               511,609        524,218
                                                           ----------     ----------
       Total inventories                                    1,155,607      1,100,012
    Property, plant and equipment                              41,729         40,479
    Purchase price in excess of net assets acquired            18,185         18,185
    Other                                                      58,051         58,252
                                                           ----------     ----------
                                                            1,434,925      1,483,505
                                                           ----------     ----------
  FINANCIAL SERVICES
    Cash and cash equivalents                                   2,888          2,868
    Mortgage-backed securities and notes receivable            38,678         42,583
    Other                                                      29,226         38,163
                                                           ----------     ----------
                                                               70,792         83,614
                                                           ----------     ----------
  OTHER ASSETS
    Net deferred taxes                                         34,299         36,830
    Other                                                      63,066         53,802
                                                           ----------     ----------
    TOTAL ASSETS                                            1,603,082      1,657,751
                                                           ==========     ==========

LIABILITIES
  HOMEBUILDING
    Accounts payable and other liabilities                    256,403        300,168
    Long-term debt                                            490,500        490,500
                                                           ----------     ----------
                                                              746,903        790,668
                                                           ----------     ----------
  FINANCIAL SERVICES
    Accounts payable and other liabilities                     16,719         23,718
    Short-term notes payable                                   38,605         43,145
                                                           ----------     ----------
                                                               55,324         66,863
                                                           ----------     ----------
  OTHER LIABILITIES                                            99,871        120,141
                                                           ----------     ----------
    TOTAL LIABILITIES                                         902,098        977,672
                                                           ----------     ----------
STOCKHOLDERS' EQUITY
    Common stock, $1.00 par value:
      Authorized - 80,000,000 shares
      Issued - 24,892,395 shares (25,260,343 for 2002)         24,892         25,260
    Retained earnings                                         674,572        653,461
    Accumulated other comprehensive income                      1,520          1,358
                                                           ----------     ----------
    TOTAL STOCKHOLDERS' EQUITY                                700,984        680,079
                                                           ----------     ----------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $1,603,082     $1,657,751
                                                           ==========     ==========

STOCKHOLDERS' EQUITY PER COMMON SHARE                      $    28.16     $    26.92
                                                           ==========     ==========

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SEGMENT INFORMATION (UNAUDITED)
The Ryland Group, Inc. and subsidiaries
(in thousands)

                                                 THREE MONTHS ENDED MARCH 31,
                                                   2003                2002
                                                 --------            --------
EARNINGS BEFORE TAXES
      Homebuilding                               $ 62,862            $ 43,334
      Financial services                           12,410               8,352
      Corporate                                   (11,653)             (8,770)
                                                 --------            --------

     Total                                       $ 63,619            $ 42,916
                                                 ========            ========

HOMEBUILDING OPERATIONAL DATA (UNAUDITED)
The Ryland Group, Inc. and subsidiaries

=======================================================================================
                                       North    Texas    Southeast    West     Total
---------------------------------------------------------------------------------------
FOR THE THREE MONTHS ENDED MARCH 31,
NEW ORDERS (UNITS)
            2003                        1,181    1,011     1,250        818      4,260
            2002                        1,166      921     1,058        612      3,757
---------------------------------------------------------------------------------------
CLOSINGS (UNITS)
            2003                          961      629       810        550      2,950
            2002                          867      588       716        330      2,501
---------------------------------------------------------------------------------------
AVERAGE CLOSING PRICE (IN THOUSANDS)
            2003                       $  249   $  159    $  201     $  249   $    217
            2002                       $  228   $  155    $  194     $  282   $    208
---------------------------------------------------------------------------------------
OUTSTANDING CONTRACTS AT MARCH 31,
       UNITS
            2003                        1,966    1,341     2,231      1,140      6,678
            2002                        1,936    1,404     1,811        682      5,833
       --------------------------------------------------------------------------------
       DOLLARS (IN MILLIONS)
            2003                       $  498   $  214    $  470     $  315   $  1,497
            2002                       $  442   $  215    $  357     $  185   $  1,199
       -------------------------------------------------------------------------------
       AVERAGE PRICE (IN THOUSANDS)
            2003                       $  253   $  159    $  211     $  276   $    224
            2002                       $  228   $  153    $  197     $  271   $    206
=======================================================================================

FINANCIAL SERVICES SUPPLEMENTAL INFORMATION  (UNAUDITED)
The Ryland Group, Inc. and subsidiaries
(in thousands)

                                                  THREE MONTHS ENDED MARCH 31,
RESULTS OF OPERATIONS                               2003               2002
                                                  --------           --------
    Revenues
        Net gains on sales of mortgages
          and mortgage servicing rights           $11,553            $ 8,654
        Title/escrow/insurance                      3,637              2,599
        Net origination fees                        1,755                178
        Interest
            Mortgage-backed securities and
                notes receivable                    1,263              1,758
            Other                                     244                227
                                                  -------            -------
                Total interest                      1,507              1,985
        Other                                          57                  4
                                                  -------            -------
           Total revenues                          18,509             13,420

    Expenses
        General and administrative                  5,615              4,348
        Interest                                      484                720
                                                  -------            -------
            Total expenses                          6,099              5,068
                                                  -------            -------
    Pretax earnings                               $12,410            $ 8,352
                                                  =======            =======
OPERATIONAL DATA

    Retail operations:
      Originations (units)                          2,423              1,929
      Ryland Homes closings as a
        percentage of total closings                 98.3%              96.9%
      Ryland Homes capture rate                      85.2%              79.6%

    Investment operations:
      Portfolio average balance                   $38,728            $57,027